EXHIBIT 99.1

BioCryst Announces Charlie Gayer to Succeed Jon Stonehouse as Chief Executive Officer Upon his Retirement in December

RESEARCH TRIANGLE PARK, N.C., July 31, 2025 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that its president and chief executive officer, Jon Stonehouse, has informed the board of directors of his intention to retire on December 31, 2025. The board has appointed Charlie Gayer, currently the company’s chief commercial officer (CCO), as the company’s next president, effective August 1, 2025, and next chief executive officer, effective January 1, 2026.

Mr. Stonehouse will continue to serve on the board of directors and Mr. Gayer will join the company’s board, effective January 1, 2026.

Mr. Gayer has built and led the commercial organization responsible for the successful launch of ORLADEYO® (berotralstat), bringing the first oral prophylactic therapy to people with hereditary angioedema and driving exceptional revenue growth, with expected peak sales of $1 billion. He also has played a pivotal role in shaping the company’s recent business development strategy, including the planned sale of its European operations.

“We want to thank Jon for building BioCryst into the commercial, profitable company it is today, with such a bright future,” said Nancy Hutson, chair of the board. “As part of our succession planning process, we have evaluated outstanding internal and external potential successors and Charlie stood out in that process, with an ability to build on the success he has achieved with ORLADEYO to further deliver on our mission to bring life-changing therapies to patients and create long-term value for our stakeholders.”

“I am delighted to hand the leadership responsibility of the company to Charlie. He has a proven track record of delivering results and is largely responsible for one of the best commercial launches of a rare disease drug in recent history. Charlie is a purpose-driven leader who understands our company’s mission to serve patients living with rare diseases in extraordinary ways,” said Stonehouse. “I am thrilled the board chose Charlie, as he understands we have worked hard to build a special culture at BioCryst that we believe has a direct impact on the company’s performance in creating value. He is the perfect leader to take the company even further.”

“I am grateful for Jon's leadership and the patients-first culture he has fostered over my 10 years at BioCryst. Under his guidance, BioCryst has matured to the point where it is generating significantly increasing cash resources through ORLADEYO revenue while also advancing a promising pipeline. This is an exciting time for the company and I am deeply honored that the board has entrusted me to lead BioCryst into its next chapter," said Gayer.

Mr. Gayer was promoted to CCO in January 2020, after joining the company in 2015 as vice president of global strategic marketing. Prior to BioCryst, he held U.S. and global commercial leadership roles in competitive rare disease categories at Talecris Biotherapeutics, Inc. and led U.S. alpha-1 antitrypsin deficiency marketing, and later European sales and marketing. After Grifols, S.A. acquired Talecris in 2011, he led the U.S. marketing team for the combined immune globulin portfolio of the two companies. Prior to joining Talecris, Mr. Gayer spent six years at GlaxoSmithKline in a range of professional marketing, consumer marketing and sales roles. He began his career as a strategic consultant for biopharmaceutical companies and spent three years as a business analyst at Genzyme Corporation. Mr. Gayer received his B.A. in politics from Princeton University and his M.B.A from the Fuqua School of Business of Duke University.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals is a global biotechnology company with a deep commitment to improving the lives of people living with hereditary angioedema and other rare diseases. BioCryst leverages its expertise in structure-guided drug design to develop first-in-class or best-in-class oral small-molecule and protein therapeutics to target difficult-to-treat diseases. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of small-molecule and protein therapies. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance, achievements, plans and expectations regarding BioCryst’s growth, pipeline, and value creation, BioCryst’s expectations with respect to the transition of the CEO role, and statements related to the anticipated sale of BioCryst’s European ORLADEYO business. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully implement or maintain its commercialization plans for ORLADEYO; BioCryst’s ability to successfully progress its pipeline development plans; the commercial viability of ORLADEYO, including its ability to achieve sustained market acceptance and demand; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully commercialize its products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; timing for achieving and sustainability of profitability and positive cash flow may not meet management’s expectations; statements regarding financial goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational, capital deployment and budget plans; actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges; and BioCryst’s completion of the planned sale of its European operations on anticipated terms and timing, including obtaining required regulatory approvals. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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